                                                                    EXHIBIT 24.1

                                POWER OF ATTORNEY

     KNOWN ALL MEN BY THESE PRESENTS that each individual whose signature appears below constitutes and appoints William S. Daugherty his true and lawful attorney-in-fact and agent with full power of substitution, for him and in his name, place and stead in any and all capacities, to sign the accompany annual report on Form 10-KSB of NGAS Resources, Inc. and any amendments thereto, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, pursuant to the Securities Exchange Act of 1934, as amended, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done to comply with the provisions of the Securities Exchange Act of 1934, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitutes may lawfully do or cause to be done by virtue thereof.

Dated: March 15, 2005


                                        /s/ Charles L. Cotterell
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                                        Charles L. Cotterell


                                        /s/ James K. Klyman
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                                        James K. Klyman


                                        /s/ Thomas F. Miller
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                                        Thomas F. Miller